UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

JEWETT-CAMERON TRADING COMPANY LTD.
(Exact name of registrant as specified in its charter)

A1BRITISH COLUMBIA	000-19954	00-0000000
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

32275 N.W. Hillcrest, North Plains, OR 97133
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (503) 647-0110

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JCTCF	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of new Directors

The Company has appointed two new members to its Board of Directors.

Subriana Pierce is a visionary leader in the food and beverage industry with over 25 years of experience in senior leadership in both the grocery channel and Consumer Packaged Goods industry. She currently serves as Senior Vice President, Sales with C.A. Fortune, a national Consumer Brands Agency. After serving in various sales and marketing roles with PepsiCo/Frito Lay, she became SVP of Sales and Merchandising for Albertsons Southern California. After leaving Albertson’s, she launched food brokerage Navigator Sales and Marketing which was acquired by C.A. Fortune in July 2023. She also currently serves on the Board of Directors for the California Grocers Association. Subriana has a Bachelors in Economics from Spelman College and an MBA in Marketing from University of Chicago Booth.

Ian Wendler is a customer focused innovation, strategy and product development leader. He is currently Vice President and General Manager of Americas at Dover Corporations Vehicle Service Group (VSG). He previously held executive roles from Operations, to Engineering, to Marketing, and Business across Dover operating companies supporting OEM Automotive, Government, Industrial, Consumer, and Aftermarket segments in Engineered Products. Before joining Dover, he held Engineering and Management roles with RadiSys in Telecommunications and Gaming. He is accepted into Oregon State University’s Council of Outstanding Early Career Engineers, is an Industry Advisor, and prior Chairman of MECOP. He has a Bachelors in Engineering from Oregon State University, a Global MBA from George Fox University, and Professional Certificate from the Executive Innovation Program at Stanford University.

Both of the new Directors are experienced leaders who have important qualities which the Company’s Governance Committee actively sought and recruited. The Board anticipates their extensive knowledge about consumer product development, marketing and sales will be highly valuable to the Company.

The current Board of Directors consists of nine members, of which seven are considered to be “independent” directors. Ms. Pierce and Mr. Wendler will stand for election by shareholders at the next Annual Meeting which is expected to be held in the first quarter of calendar 2024.

Item 9.01 Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JEWETT-CAMERON TRADING COMPANY LTD.

Date: December 14, 2023	By:	/s/ “Chad Summers”
	Name:	Chad Summers
	Title:	Chief Executive Officer and Director